HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


               HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS
           Net sales increase 10.5% to $1.22 billion, diluted EPS from continuing operations up 16% to $0.50


MELVILLE, N.Y. - July 27, 2006 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended July 1, 2006.
         Net sales for the second quarter of 2006 were $1.22 billion, an increase of 10.5% from the second quarter of 2005 (See Exhibit A for details of sales growth). This increase includes 10.3% local currency growth (5.9% internally generated and 4.4% from acquisitions net of divestiture) and 0.2% related to foreign currency exchange.
         Net income and income from continuing operations for the second quarter of 2006 were both $45.2 million or $0.50 per diluted share. There was no impact of discontinued operations for the quarter. Second quarter 2006 income and diluted earnings per share from continuing operations were up 19.7% and 16.3% respectively, compared to the prior year quarter. Effective January 1, 2006, the Company adopted the new accounting rules on expensing stock-based compensation per Financial Accounting Standards No. 123(R) on a retrospective basis. All periods presented have been adjusted to give effect to FAS No. 123(R), which amounted to approximately $0.04 per share in the second quarter of 2006, and $0.03 per share in the second quarter of 2005.
         "Our second quarter financial results from continuing operations were strong, with solid top-line internal growth bolstered by the contribution of several strategic acquisitions," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Internal sales growth in local currencies exceeded our estimate for market growth, and reflects particular strength in our Dental Group."


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


         For the quarter, Dental sales increased 10.8%, including 9.4% growth in local currencies (essentially all internally generated) and 1.4% related to foreign currency exchange. Of the 9.4% local currency growth, Dental consumable merchandise sales increased 6.9% and Dental equipment sales and service revenues were up 18.1%.
         "Our Dental Group has posted double-digit sales growth each quarter for the past three years. Dental sales growth reflects an ongoing commitment to expanding the products and services we bring to our customers, as well as effective and innovative marketing initiatives and a highly trained field sales force," explained Mr. Bergman. "As an example of our commitment to an expanding product offering, we were delighted to announce earlier this month that Henry Schein was named the exclusive distributor for Imaging Sciences International's line of 3-D diagnostic imaging technology, which previously was sold directly to dentists." Mr. Bergman continued, "We look forward to closing our acquisition of certain businesses of Darby Group Companies during the third quarter, which will afford deeper penetration by our Dental and Medical divisions."
         Medical sales increased 14.3% during the second quarter (3.3% internal growth and 11.0% acquisition growth net of divestiture). "Medical Group growth was highlighted by our acquisition of NLS Animal Health, which is performing well in its first quarter as a Henry Schein company," said Mr. Bergman. "Our Medical group is in the process of planning and executing our influenza vaccine strategy for the upcoming season, and at this time pre-bookings for influenza vaccine are strong. We continue to estimate that we will distribute approximately 15 to 17 million doses of flu vaccine this year."
         For the quarter, International sales increased 6.9%, including 8.1% growth in local currencies (3.6% internally generated and 4.5% from acquisitions) offset by a 1.2% decline related to foreign currency exchange.
         Mr. Bergman noted that after the close of the second quarter the company announced its acquisition of Provet AG, the leading veterinary distribution company in Switzerland. Together with the purchase of NLS Animal Health, Henry Schein has essentially doubled the size of its worldwide veterinary business.
         Technology and Value-Added Services sales during the second quarter of 2006 were 3.7% ahead of prior year, including 3.1% growth in local currencies (all internal) and 0.6% related to foreign currency exchange. Electronic claims services revenues continued a strong double-digit growth trend.

Year-to-Date Results
         For the year-to-date, net sales of $2.4 billion represents an increase of 9.9% compared to the prior year-to-date. This increase includes 10.9% local currency growth (7.1% internally generated and 3.8% from acquisitions net of divestiture) offset by a 1.0% decline related to foreign currency



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exchange.  Income from continuing operations for the first half of 2006 was
$80.8 million reflecting 18.4% growth compared to the prior year. Earnings per diluted share from continuing operations of $0.90 for the first half of 2006 represents 16.9% growth over the same period in the prior year.

Stock Repurchase Plan
         The Company announced that 512,034 shares were repurchased during the second quarter at an average price of $45.78 per share. Approximately $88 million remains authorized for future stock repurchases. The impact of the repurchase of shares under this program on second quarter diluted EPS was immaterial.

2006 EPS Guidance
         Henry Schein provides 2006 financial guidance, as follows:

     o 2006 diluted EPS is expected to be $2.10 to $2.16 including the impact of expensing stock-based compensation per Financial Accounting Standards No. 123(R).
     o   This represents an increase to previous guidance of $2.08 to $2.14.
         The increase in guidance is related to a number of factors including the strength of first half results, contributions from recent acquisitions, and expansion of product portfolio.
     o This 2006 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 15 million to 17 million doses of influenza vaccine during 2006, including product manufactured by GlaxoSmithKline Biologicals (which includes the former ID Biomedical), Chiron Corporation and sanofi pasteur.
     o All guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions.

Second Quarter Conference Call Webcast
         The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and


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Technology - serve more than 500,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as over 100,000 additional products available to our customers as special order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 11,000 people and has operations in 19 countries. The Company's sales reached a record $4.6 billion in 2005. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; financial risks associated with acquisitions; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
         We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.


                                (TABLES TO FOLLOW)
                                        -4-

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                Three Months Ended              Six Months Ended
                                                            --------------------------     --------------------------
                                                               July 1,       June 25,         July 1,       June 25,
                                                                2006           2005            2006           2005
                                                            -----------    -----------     -----------    -----------
Net sales ................................................  $ 1,220,360    $ 1,104,428     $ 2,382,141    $ 2,167,425
Cost of sales ............................................      860,900        783,092       1,685,079      1,544,695
                                                            -----------    -----------     -----------    -----------
       Gross profit ......................................      359,460        321,336         697,062        622,730
Operating expenses:
    Selling, general and administrative ..................      282,712        254,278         559,396        502,410
                                                            -----------    -----------     -----------    -----------
       Operating income ..................................       76,748         67,058         137,666        120,320
Other income (expense):
    Interest income ......................................        3,969          1,228           8,525          2,527
    Interest expense .....................................       (7,302)        (5,084)        (14,696)       (11,310)
    Other, net ...........................................         (339)           --             (118)          (113)
                                                            -----------    -----------     -----------    -----------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................       73,076         63,202         131,377        111,424
Income taxes .............................................      (26,379)       (23,211)        (47,601)       (41,072)
Minority interest in net income of subsidiaries ..........       (1,706)        (2,469)         (3,266)        (2,514)
Equity in earnings of affiliates .........................          227            248             335            435
                                                            -----------    -----------     -----------    -----------
Income from continuing operations ........................       45,218         37,770          80,845         68,273

Discontinued operations:
    Loss from operations of discontinued
       components ........................................          --          (1,008)        (32,279)          (448)
    Income tax benefit ...................................          --             195          12,911              5
                                                            -----------    -----------     -----------    -----------
    Loss from discontinued operations ....................          --            (813)        (19,368)          (443)
                                                            -----------    -----------     -----------    -----------
Net income ...............................................  $    45,218    $    36,957     $    61,477    $    67,830
                                                            ===========    ===========     ===========    ===========

Earnings from continuing operations per share:
    Basic ................................................  $      0.51    $      0.43     $      0.92    $      0.79
                                                            ===========    ===========     ===========    ===========
    Diluted ..............................................  $      0.50    $      0.43     $      0.90    $      0.77
                                                            ===========    ===========     ===========    ===========

Loss from discontinued operations per share:
    Basic ................................................  $       --    $       0.00      $    (0.22)    $    (0.01)
                                                            ===========    ===========     ===========    ===========
    Diluted ..............................................  $       --    $      (0.01)     $    (0.21)    $     0.00
                                                            ===========    ===========     ===========    ===========

Earnings per share:
    Basic ................................................  $      0.51    $      0.43     $      0.70    $      0.78
                                                            ===========    ===========     ===========    ===========
    Diluted ..............................................  $      0.50    $      0.42     $      0.69    $      0.77
                                                            ===========    ===========     ===========    ===========


Weighted-average common shares outstanding:
    Basic ................................................       88,381         86,927          87,713         86,818
                                                            ===========    ===========     ===========    ===========
    Diluted ..............................................       89,823         88,154          89,344         88,196
                                                            ===========    ===========     ===========    ===========

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations and the expensing of stock-based compensation pursuant to our adoption of FAS 123(R) using the modified retrospective application.


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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                          July 1,     December 31,
                                                                                           2006           2005
                                                                                       -----------    -----------
                                                                                       (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   138,334    $   210,683
    Available-for-sale securities...............................................           101,107        124,010
    Accounts receivable, net of reserves of $41,648 and $52,308 ................           579,766        582,617
    Inventories ................................................................           551,552        505,542
    Deferred income taxes ......................................................            27,868         35,505
    Prepaid expenses and other .................................................           124,113        126,052
                                                                                       -----------    -----------
            Total current assets ...............................................         1,522,740      1,584,409
Property and equipment, net ....................................................           209,876        190,746
Goodwill .......................................................................           717,734        626,869
Other intangibles, net .........................................................           140,270        123,204
Investments and other ..........................................................            59,433         57,892
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,650,053    $ 2,583,120
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   351,566    $   371,392
    Bank credit lines ..........................................................             2,262          2,093
    Current maturities of long-term debt .......................................            31,182         33,013
    Accrued expenses:
       Payroll and related .....................................................            87,538         96,113
       Taxes ...................................................................            41,414         65,070
       Other ...................................................................           158,122        156,433
                                                                                       -----------    -----------
            Total current liabilities ..........................................           672,084        724,114
Long-term debt .................................................................           486,014        489,520
Deferred income taxes ...........................................................           60,282         54,432
Other liabilities ..............................................................            59,572         53,547

Minority interest ..............................................................            17,253         12,353
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       88,160,672 outstanding on July 1, 2006 and
       87,092,238 outstanding on December 31, 2005 .............................               882            871
   Additional paid-in capital ..................................................           593,120        559,266
   Retained earnings ...........................................................           716,100        667,958
   Accumulated other comprehensive income ......................................            44,746         21,059
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,354,848      1,249,154
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,650,053    $ 2,583,120
                                                                                       ===========    ===========


Note: Certain prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application and our reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities'. Also, included in the prior period amounts are approximately $44 million of accounts receivable, net of reserves, and approximately $16 million of inventories, net of reserves, related to discontinued operations which were sold on April 1, 2006.


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                       July 1, 2006    June 25, 2005
                                                                                       -------------   -------------

Cash flows from operating activities:
    Net income .................................................................       $      45,218   $      36,957
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              --
           Depreciation and amortization .......................................              15,806          15,111
           Stock-based compensation expense ....................................               5,517           4,796
           Provision for (recovery of) losses on trade and other
                 accounts receivable ...........................................                 561             158
           Provision (benefit) for deferred income taxes .......................                 959            (153)
           Undistributed earnings of affiliates ................................                (227)           (248)
           Minority interest in net income of subsidiaries .....................               1,706           2,469
           Other ...............................................................                 701          (1,079)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (7,622)        (19,500)
                 Inventories ...................................................             (19,274)         12,653
                 Other current assets ..........................................               5,003          (1,351)
                 Accounts payable and accrued expenses .........................              (9,731)         35,521
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              38,617          85,334
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (21,486)        (13,895)
     Payments for business acquisitions, net of cash acquired ..................             (32,475)        (15,706)
     Cash received from business divestiture ...................................              36,527             --
     Purchases of available-for-sale securities ................................             (62,919)            --
     Proceeds from sales of available-for-sale securities ......................              61,930             --
     Proceeds from maturities of available-for-sale securities .................               1,200             --
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................             (13,644)         19,993
     Other .....................................................................                 (26)            415
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (30,893)         (9,193)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Net payments on bank borrowings ...........................................              (1,223)         (1,599)
     Principal payments for long-term debt .....................................              (3,830)         (1,869)
     Payments for establishing a new credit facility ...........................                 --             (650)
     Proceeds from issuance of stock upon exercise of stock options ............               8,492           8,109
     Payments for repurchases of common stock ..................................             (23,439)         (4,699)
     Proceeds from excess tax benefits related to stock-based compensation .....               2,863           2,576
     Other .....................................................................               2,235            (158)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (14,902)          1,710
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              (7,178)         77,851
Effect of exchange rate changes on cash and cash equivalents ...................               6,767          (5,484)
Cash and cash equivalents, beginning of period .................................             138,745         114,741
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     138,334   $     187,108
                                                                                       =============   =============


                                                                                             Six Months Ended
                                                                                       -----------------------------
                                                                                       July 1, 2006    June 25, 2005
                                                                                       -------------   -------------

Cash flows from operating activities:
    Net income .................................................................       $      61,477   $      67,830
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................              19,363             --
           Depreciation and amortization .......................................              30,158          28,348
           Stock-based compensation expense ....................................               9,374           8,536
           Provision for (recovery of) losses on trade and other
                 accounts receivable ...........................................                 679             (50)
           Provision (benefit) for deferred income taxes .......................               5,937           1,485
           Undistributed earnings of affiliates ................................                (335)           (435)
           Minority interest in net income of subsidiaries .....................               3,266           2,514
           Other ...............................................................                (412)             10
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (3,023)         (5,066)
                 Inventories ...................................................             (31,755)         21,263
                 Other current assets ..........................................               8,146          28,557
                 Accounts payable and accrued expenses .........................            (102,258)        (85,835)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................                 617          67,157
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (32,654)        (22,033)
     Payments for business acquisitions, net of cash acquired ..................            (105,187)        (54,752)
     Cash received from business divestiture ...................................              36,527             --
     Purchases of available-for-sale securities ................................            (147,340)            --
     Proceeds from sales of available-for-sale securities ......................             168,961             --
     Proceeds from maturities of available-for-sale securities .................               1,280             --
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................             (14,805)         15,515
     Other .....................................................................                 165          (1,887)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (93,053)        (63,157)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Net payments on bank borrowings ...........................................                 --           (1,416)
     Principal payments for long-term debt .....................................              (6,475)         (2,565)
     Payments for establishing a new credit facility ...........................                 --             (650)
     Proceeds from issuance of stock upon exercise of stock options ............              25,600          19,053
     Payments for repurchases of common stock ..................................             (23,439)        (21,009)
     Proceeds from excess tax benefits related to stock-based compensation .....               9,788           5,458
     Other .....................................................................               2,049            (559)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................               7,523          (1,688)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (84,913)          2,312
Effect of exchange rate changes on cash and cash equivalents ...................              12,564          (1,825)
Cash and cash equivalents, beginning of period .................................             210,683         186,621
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     138,334   $     187,108
                                                                                       =============   =============


NOTE: The above prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application. Additionally, for the three and six months ended July 1, 2006 we reflected the effects of a reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities' retrospective to December 31, 2005.


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

Exhibit A

                                                 Henry Schein, Inc.
                                                2006 Second Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q2 2006 over Q2 2005
                                               --------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             5.9%           9.3%            3.3%          3.6%            3.1%

Acquisitions, net of divestiture                     4.4%           0.1%           11.0%          4.5%             --
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    10.3%           9.4%           14.3%          8.1%            3.1%

Foreign Currency Exchange                            0.2%           1.4%             --          -1.2%            0.6%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             10.5%          10.8%           14.3%          6.9%            3.7%
                                               ============    ===========    ============  =============   ============


                                              Q2 YTD 2006 over Q2 YTD 2005
                                              ----------------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             7.1%           9.2%            4.3%          7.0%            5.6%

Acquisitions, net of divestiture                     3.8%           0.4%            6.2%          6.8%             --
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    10.9%           9.6%           10.5%         13.8%            5.6%

Foreign Currency Exchange                           -1.0%           1.0%             --          -5.2%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                              9.9%          10.6%           10.5%          8.6%            6.0%
                                               ============    ===========    ============  =============   ============


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